SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2010

Ad Systems Communications, Inc.
(Exact name of registrant as specified in its charter)

NV	333-156409	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 State St. Suite 459, Salem, OR	97301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-213-4361

_______________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws

On July 7, 2010, our board of directors and majority shareholder approved an amendment to our articles of incorporation for the purpose of increasing our authorized common stock from 90,000,000 shares to 490,000,000 shares.  Our authorized shares of preferred stock were not affected in this corporate action.

A copy of the Certificate of Amendment to the Articles of Incorporation that was filed with the Nevada Secretary of State is attached hereto as Exhibit 3.1.

SECTION 8 – Other Events

ITEM 8.01     Other Events

On July 7, 2010, our board of directors approved a 6 for 1 share dividend of our currently issued and outstanding common stock.  We set a record date of July 19, 2010 for those shareholders entitled to a share dividend.  As such, each shareholder of record as of July 19, 2010 will receive five additional shares of common stock for each share of common stock held. Each shareholder’s percentage of ownership in our company and his or her proportional voting power remains unchanged after the share dividend. The shares of common stock to be issued to our shareholders will be mailed subsequent to the completion of the review process conducted by FINRA, without any action on the part of our shareholders.

Prior to approval of the share dividend, we had a total of 52,800,000 issued and outstanding shares of $0.001 par value common stock.  On the effective date of the share dividend, we will have a total of 316,800,000 issued and outstanding shares of $0.001 par value common stock.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation filed July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ad Systems Communications, Inc.

/s/ Joseph M. Heil
Joseph M. Heil
Chief Executive Officer
Date: July 8, 2010